UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 31, 2012

COMPUTER SOFTWARE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51758	98-0216911
(Commission File Number)	(IRS Employer Identification No.)

900 East Main Street, Suite T, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 31, 2012, Computer Software Innovations, Inc. (the “Company”) entered into the Office Lease Agreement (the “Lease”) with USA Research and Technology Corporation (the “Landlord”) for 11,100 square feet of space at 650 Clinic Drive, Suite 1150, Mobile, Alabama (the “Alabama Operations Center”). The term of the Lease starts on July 1, 2012 and extends for a period of thirty six months, terminating June 30, 2015. It requires monthly payments of $11,804 for the duration of the first year of the Lease, monthly payments of $12,128 for the duration of the second year of the Lease, and monthly payments of $12,406 for the duration of the third year of the Lease. Under the terms of the Lease, the Landlord must make certain improvements to the facility at its sole cost and expense. The Lease contains an early termination clause, which the Company may elect to exercise within sixty days of June 30, 2014, subject to the payment of an early termination fee.

The foregoing description of the Lease is qualified in its entirety by the full text of the Lease, a copy of which is attached hereto as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is filed as part of this report:

Exhibit Number	Description

10.1	Office Lease Agreement by and between USA Research and Technology Corporation and Computer Software Innovations, Inc. dated July 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ David B. Dechant
David B. Dechant
Chief Financial Officer

Dated: August 6, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1	Office Lease Agreement by and between USA Research and Technology Corporation and Computer Software Innovations, Inc. dated July 13, 2012.